As filed with the Securities and Exchange Commission on May 11, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bain Capital Specialty Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2878769
(State of incorporation or organization)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-237460

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the rights to purchase shares of common stock, par value $0.001 per share (the “Rights”), of Bain Capital Specialty Finance, Inc. (the “Company”) to be registered hereby is contained under the section entitled “The Offering” in the prospectus included in the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-237460) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on May 5, 2020 (the “Registration Statement”), and under such caption in the form of final prospectus subsequently filed by the Company pursuant to Rule 497 under the Securities Act with the SEC on May 8, 2020, which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed is also incorporated herein by reference.

Item 2.           Exhibits.

(a)                                 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 (File No. 000-55528) filed on October 6, 2016).

(b)                                 Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 (File No. 000-55528) filed on October 6, 2016).

(c)(1)                   Form of Subscription Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10 (File No. 000-55528) filed on October 6, 2016).

(c)(2)                   Form of Subscription Certificate for Rights Offering (incorporated by reference to Exhibit (d)(2) to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-237460) filed on May 5, 2020).

(c)(3)                   Form of Notice of Guaranteed Delivery (incorporated by reference to Exhibit (d)(3) to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-237460) filed on May 5, 2020).

(c)(4)                   Form of Notice to Stockholders Who Are Record Holders (incorporated by reference to Exhibit (d)(4) to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-237460) filed on May 5, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 11, 2020	Bain Capital Specialty Finance, Inc.

	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary